FOR IMMEDIATE RELEASE

For more information, contact:

                                    Financial, Charles L. Szews
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (920) 235-9151, Ext. 2332

                                    Media,     Kirsten Skyba
                                               Vice President, Communications
                                               (920) 233-9621


OSHKOSH TRUCK COMPLETES ACQUISITION OF KEWAUNEE ENGINEERING


OSHKOSH, WIS. (November 2, 1999) - Oshkosh Truck Corporation [NASDAQ-OTRKB], a leading manufacturer of specialty trucks and truck bodies, completed the purchase of the manufacturing assets of Kewaunee Engineering Corporation.
Kewaunee is a heavy-metal fabricator with sales to the fire, construction, marine and industrial lift, and forestry industries. The acquisition is expected to increase vertical integration across all of Oshkosh's product lines and markets.

     Oshkosh purchased the facilities, equipment, jigs and fixtures, and materials of Kewaunee Engineering for $6.25 million plus the assumption of certain liabilities. Kewaunee's sales and EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ended December 31, 1998 approximated $21 million and $2 million, respectively. About 50 percent of Kewaunee's sales for the year ended December 31, 1998 were to Pierce Manufacturing Inc., a wholly-owned subsidiary of Oshkosh Truck.

         "This is a small, strategic acquisition designed to support our internal growth strategies. We've brought important fabrication capabilities in-house and taken control of delivery and quality. Similar to Oshkosh's other acquisitions, we intend for Kewaunee to be accretive from day one," said Robert
G. Bohn, president and chief executive officer of Oshkosh Truck.

                                     -More-

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     Archie Stam has been appointed  vice  president and general  manager of the
Oshkosh  Truck   subsidiary   organized  to  operate  this  business,   Kewaunee
Fabrications LLC. Stam brings more than 20 years of experience in sales, marketing, and product group management to this position. He will lead the effort to expand sales and achieve cost savings through streamlining of production processes.

     Oshkosh Truck Corporation is a leading manufacturer of specialty trucks and truck bodies for the defense, fire and emergency, construction and refuse hauling markets. Products are marketed under the Oshkosh, Pierce and McNeilus brand names.

Forward-Looking Statements

     This press release contains statements that the company believes are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the company's future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. When used in this press release, words such as the company "expects," "intends," "estimates," "anticipates" or "believes" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the company's control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the consequences of financial leverage, the cyclical nature of the company's commercial markets, risks related to reductions in government expenditures, the uncertainty of

                                     -More-
government contracts and the challenges of identifying acquisition candidates and integrating acquired businesses. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission.
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